Exhibit 23

Consent of Independent Registered Public Accounting Firm

Interface, Inc. and Subsidiaries

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781; and No. 333-168373) and Form S-3 (No. 333-46611; and No. 333-134168) of Interface, Inc. and Subsidiaries of our reports dated February 28, 2013, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

February 28, 2013